Exhibit 99.1

Perspective Therapeutics Granted Fast Track Designation for VMT01 for the Diagnosis and Treatment of MC1R-Positive Melanoma

SEATTLE – September 5, 2024 – Perspective Therapeutics, Inc. (“Perspective” or the “Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced that the U.S. Food and Drug Administration (the “FDA”) granted Fast Track Designation for the development of 212Pb VMT01 for the diagnosis and treatment of patients with unresectable or metastatic melanoma and who have demonstrated MC1R tumor expression. Melanocortin 1 receptor, or “MC1R,” is a protein that can be overexpressed in metastatic melanoma.

The FDA’s Fast Track Designation is one of several approaches utilized by the FDA to expedite development and review of potential medicines for serious conditions and that fulfill unmet medical needs.1 Programs that receive Fast Track Designation are entitled to more frequent interactions with the FDA on the development of a drug development plan, as well as eligibility for accelerated approval, priority review, and rolling review.

“We are pleased with the FDA’s recognition of the need for additional treatment options for patients with metastatic melanoma,” said Dr. Markus Puhlmann, Perspective Therapeutics' Chief Medical Officer. “We are dedicated to working closely with the agency to accelerate VMT01's clinical development. Having recently completed the observation period for dose limiting toxicity in seven patients enrolled in Cohort 2 of our Phase 1/2a study, we look forward to sharing safety observations with the Safety Monitoring Committee (“SMC”) and in a scientific forum later this year. Additionally, pending institutional review board approval, we plan to open a VMT01/anti-PD-1 combination cohort.”

About VMT01

Perspective designed VMT01 to target and deliver 212Pb to tumor sites expressing MC1R, a protein that can be overexpressed in metastatic melanoma tumors. The Company is conducting a multi-center, open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05655312) in patients with histologically confirmed melanoma and MC1R-positive imaging scans.

About Melanoma

Melanoma is a cancer of the skin arising from uncontrollable growth of melanocytes, the melanin producing cells of the body. Metastatic melanoma is the result of melanoma that has progressed through the layers of skin, infiltrated the blood stream or lymphatic system, and traveled to other areas of the body to metastasize. In the United States, there are approximately 100,000 new diagnoses of melanoma annually and approximately 8,300 deaths annually from metastatic melanoma.2 Recent advances have led to survival improvement, but there remains a high unmet need for additional treatments, particularly for patients with metastatic disease3 who are refractory to front-line therapy.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides, which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include express or implied statements concerning, among other things, the Company’s ability to pioneer advanced treatment applications for cancers throughout the body; expectations regarding the timing and advancement of the Company’s clinical development programs, including its plans to accelerate VMT01’s clinical development; the Company’s plans to share safety observations from Cohort 2 of its Phase 1/2a study for VMT01 with the SMC and in a scientific forum later in 2024 and to open a VMT01/anti-PD-1 combination cohort; expectations regarding the potential benefits conferred by the Fast Track Designation of VMT01, which was based on non-clinical results submitted by the Company; expectations regarding the therapeutic benefit of its programs; the ability of the Company’s proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides; the opportunity to personalize treatment and optimize patient outcomes using the Company’s complementary imaging diagnostics that incorporate the same targeting peptides; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat them to potentially improve efficacy and minimize toxicity; the Company’s ability to develop a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations; expectations regarding the potential market opportunities for the Company’s product candidates; the potential functionality, capabilities, and benefits of the Company’s product candidates and the potential application of these product candidates for other disease indications; the Company’s expectations, beliefs, intentions, and strategies regarding the future; the Company’s intentions to improve important aspects of care in cancer treatment; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements. Certain factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR

Annie Cheng

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson / Adanna G. Alexander, Ph.D.

perspectivetx@russopr.com

1Guidance for Industry Expedited Programs for Serious Conditions – Drugs and Biologics. https://www.fda.gov/media/86377/download?attachment. Accessed August 25, 2024.

2Cancer Stat Facts: Melanoma of the Skin. https://seer.cancer.gov/statfacts/html/melan.html. Accessed August 25, 2024.

3Su DG, Djureinovic D, Schoenfeld D, et al. Melanocortin-1 Receptor Expression as a Marker of Progression in Melanoma. JCO Precis Oncol. 2024;8:e2300702. doi:10.1200/PO.23.00702.